                                                                        Investor Relations
                                                                        ClearOne
                                                                        (801) 303-3555

                                                                        Robert Jaffe
                                                                        PondelWilkinson Inc.
                                                                        (310) 279-5969

CLEARONE’S BOARD OF DIRECTORS AUTHORIZES STOCK BUY-BACK

Salt Lake City, UT - August 31, 2006 - ClearOne Communications, Inc. (OTC: CLRO.OB) today announced that the Board of Directors approved a stock buy-back program to purchase up to $2,000,000 of the Company’s common stock over the next 12 months on the open market. All purchases will be executed in accordance with applicable federal securities laws.

About ClearOne
ClearOne is a communications solutions company that develops and sells audio conferencing systems and other related products for audio, video, and web conferencing applications. The reliability, flexibility, and performance of ClearOne’s comprehensive solutions create a natural communications environment, which saves organizations time and money by enabling more effective and efficient communication. For more information, visit ClearOne’s website at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including statements regarding the company’s ability to successfully commercialize newer products and enter new markets, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

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